BYRNA TECHNOLOGIES INC. 8-K

Exhibit 99.1

Byrna Technologies Authorizes Incentive Equity Package for CEO and Other Key Employees

ANDOVER, MA - October 30, 2020 - Byrna Technologies Inc. (OTCQB: BYRN) (CSE: BYRN) (“Byrna” or the “Company”) announced the granting of restricted stock units (“RSUs”) to Bryan Ganz, its Chief Executive Officer (“CEO”) and other key employees, and the granting of restricted stock to directors as partial compensation for services rendered upon the expiration of their current terms on November 19, 2020.

Subject to applicable regulatory approvals, satisfaction of contractual conditions and the approval of the 2020 Equity Plan by the stockholders at the Company's next Annual Meeting (the “Stockholder Meeting”), the Company has approved the issuance of (i) 6,735,000 RSUs to 11 individual employees, (ii) 180,833 shares of restricted stock to be issued to 7 non-employee directors, (iii) 9,000,000 RSUs to Mr. Ganz, and (iv) 83,000 options to acquire common stock (with an exercise price of $1.50 per share) to a consultant. All of the grants are pursuant to and governed by the terms of the Company’s 2020 Equity Plan, which has been approved by the Board and is to be submitted to a vote by stockholders at the Stockholder Meeting scheduled for November 19, 2020. The RSUs granted to Mr. Ganz are subject to stockholder approval of his employment agreement at the upcoming Stockholder Meeting and vest only upon the completion of a contractual service term of three years, and only to the extent that designated stock price targets have been reached. For full details please see Employment Agreement previously filed as an exhibit to the Company’s Form 8-K dated September 14, 2020. The RSUs granted to the other employees also contain vesting triggers based on the Company’s stock price and require completion of three years of service from their effective date before they can vest. The RSU grants that were approved for three officers will not be effective until their respective completion of 90 days of service with the Company. The options granted to the consultant will vest over the initial one year term of the consulting agreement and will have an exercise term of two years.

“We are pleased the Board has implemented the new 2020 Equity Plan,” commented Mr. Ganz. “The variety of compensation options afforded under the plan better positions us to attract and retain high quality personnel and incentivize them by aligning their interests with the interests of our shareholders in increasing long term shareholder value.”

The Company also announced that it has notified holders of 1,140,000 outstanding warrants issued October 22, 2018, (“Warrants”) that it is exercising its early termination rights under a provision in the Warrants allowing for their termination if, after the passage of two years the stock price closed above USD $0.35 for twenty consecutive trading days. The exercise of the Warrants is expected to generate proceeds of up to $285,000 for the Company in the quarter ending November 30, 2020.

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative less lethal equipment and munitions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "intends", "anticipates" and "believes” and statements that certain actions, events or results "may", "could", "would", "should", "might," "occur" or "be achieved" or "will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to the benefits expected from the 2020 Equity Compensation Plan and securities grants to the Company’s ability to retain and incentivize high quality personnel and directors and the expected revenue to be generated from warrant exercises in the quarter ending November 30, 2020. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to: failure to retain quality personnel including but not limited to disruption of the business due to the ongoing pandemic, downturns in the business or economy that affect future staffing and hiring needs, changes in business direction, interruption of the Company’s insurance coverage or employee benefits, a decline in the Company’s stock price, a change in political climate or laws and regulations applicable to the business, financial results or other events that raise questions about the Company’s continued growth or prospects, or other factors or events including changes in the regulatory or competitive landscape that could lead to employee  or director turnover or negatively affect the Company’s prospects or stock price. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”), should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties., and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

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